Exhibit 99.1

Reddit Announces Fourth Quarter and Full Year 2024 Results

Daily Active Uniques (“DAUq”) increased 39% year-over-year to 101.7 million
Fourth Quarter Revenue grew 71% year-over-year to $427.7 million
Gross margin reached 92.6% for the fourth quarter and 90.5% for the full year
Fourth Quarter Net income of $71.0 million, 16.6% of revenue. Diluted EPS of $0.36
Fourth Quarter Adjusted EBITDA1 of $154.3 million, 36.1% of revenue
Fourth Quarter Operating cash flow of $90.0 million. Fully diluted shares of 206.2 million, down sequentially

SAN FRANCISCO, Calif. – February 12, 2025 – Reddit, Inc. (NYSE: RDDT) today announced financial results for the quarter and full year ended December 31, 2024. Reddit’s complete financial results and management commentary can be found in its shareholder letter on Reddit’s Investor Relations website at https://investor.redditinc.com.
“It was another strong quarter as we accomplished exciting milestones across revenue and international growth,” said Steve Huffman, Co-Founder and CEO of Reddit. “However, what’s most exciting is still ahead. We’re focused on providing a best-in-class experience for finding community and trusted information, proving that Reddit is for everyone, everywhere.”
Fourth quarter 2024
•Total revenue increased 71% year-over-year to $427.7 million, Ad revenue increased 60% year-over-year to $394.5 million, and Other revenue reached $33.2 million
•Gross margin was 92.6%, an improvement of 420 basis points from the prior year
•Net income was $71.0 million, as compared to net income of $18.5 million in the prior year
•Adjusted EBITDA1 was $154.3 million, an improvement of $131.2 million from the prior year
•Operating cash flow was $90.0 million, an improvement of $107.4 million from the prior year
•Free Cash Flow1 was $89.2 million and capital expenditures were $0.8 million, less than 1% of revenue
•Basic and diluted earnings per share (“EPS”) were $0.40 and $0.36, respectively
•Total fully diluted shares outstanding were 206.2 million as of December 31, 2024, down 0.1% from the prior quarter
Full year 2024
•Total revenue increased 62% year-over-year to $1.3 billion, Ad revenue increased 50% year-over-year to $1.2 billion, and Other revenue reached $114.7 million
•Gross margin was 90.5%, an improvement of 430 basis points from the prior year
•Net loss was $484.3 million, as compared to net loss of $90.8 million in the prior year
•Adjusted EBITDA1 was $298.0 million, an improvement of $367.3 million from the prior year
•Operating cash flow was $222.1 million, an improvement of $297.2 million from the prior year
•Free Cash Flow1 was $215.8 million and capital expenditures were $6.2 million, less than 1% of revenue

Fourth Quarter and Full Year 2024 Financial Highlights

	Three months ended December 31,			Twelve months ended December 31,
(in millions, except percentages; unaudited)	2024	2023	% Change	2024	2023	% Change
Revenue	$427.7	$249.8	71%	$1,300.2	$804.0	62%
U.S.	$347.7	$204.4	70%	$1,063.6	$651.4	63%
International	$80.0	$45.4	76%	$236.6	$152.6	55%

GAAP gross margin	92.6%	88.4%		90.5%	86.2%

Net income (loss)	$71.0	$18.5		$(484.3)	$(90.8)
Net margin	16.6%	7.4%		(37.2)%	(11.3)%
Net income (loss) per share
Basic	$0.40	$0.30		$(3.33)	$(1.54)
Diluted	$0.36	$—		$(3.33)	$(1.54)
Adjusted EBITDA*	$154.3	$23.2		$298.0	$(69.3)
Adjusted EBITDA margin*	36.1%	9.3%		22.9%	(8.6)%

Net cash provided by (used in) operating activities	$90.0	$(17.4)		$222.1	$(75.1)
Free Cash Flow*	$89.2	$(22.0)		$215.8	$(84.8)

Cash, cash equivalents, and marketable securities	$1,840.8
*The definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow can be found in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure can be found on pages 10-11.

Financial Outlook
The guidance provided below is based on Reddit’s current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in Reddit’s reports on file with the Securities and Exchange Commission. Reddit undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law.

As we look ahead, we will share our internal thoughts on revenue and Adjusted EBITDA for the first quarter.

In the first quarter of 2025, we estimate:

•Revenue in the range of $360 million to $370 million
•Adjusted EBITDA2 in the range of $80 million to $90 million

Earnings Conference Call Information and Community Update
Reddit will host a conference call to discuss the results for the fourth quarter of 2024 on Wednesday, February 12, 2025, at 2:00 p.m. PT / 5:00 p.m. ET. A live webcast of the call can be accessed on Reddit’s Investor Relations website at https://investor.redditinc.com and investor relations subreddit, r/RDDT, at https://www.reddit.com/r/RDDT/. A replay of the webcast and transcript will be available following the conclusion of the conference call on the same websites.

Reddit will solicit questions from the community in the investor relations subreddit, r/RDDT, at https://www.reddit.com/r/RDDT/ on Wednesday, February 12, 2025, after market closes, and post responses following the earnings call at Reddit’s Investor Relations website at https://investor.redditinc.com and r/RDDT at https://www.reddit.com/r/RDDT/.

Reddit uses the investor relations page on its website https://investor.redditinc.com, as well as the subreddits r/RDDT and r/reddit, available at https://www.reddit.com/r/RDDT/ and https://www.reddit.com/r/reddit/, respectively, as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Notes
1 The definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow can be found in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure can be found on pages 10-11.
2 We have not provided a reconciliation to the forward-looking U.S. GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding U.S. GAAP guidance measures is not available without unreasonable effort.

About Reddit
Reddit is a community of communities. It’s built on shared interests, passion, and trust and is home to the most open and authentic conversations on the internet. Every day, Reddit users submit, vote, and comment on the topics they care most about. With 100,000+ active communities and approximately 101+ million daily active unique visitors, Reddit is one of the internet’s largest sources of information. For more information, visit www.redditinc.com.

Investor Relations Jesse Rose ir@reddit.com	Media Relations Gina Antonini press@reddit.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Reddit's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Reddit's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Reddit’s future financial and operating performance and GAAP and non-GAAP guidance. Reddit's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Factors” and elsewhere in documents that Reddit files with the Securities and Exchange Commission (the “SEC”) from time to time, including Reddit’s Annual Report on Form 10-K for the year ended December 31, 2024, which is being filed with the SEC at or around the date hereof. The forward-looking statements in this release are based on information available to Reddit as of the date hereof, and Reddit undertakes no obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
We define a daily active unique (“DAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a 24-hour period. Average DAUq for a particular period is calculated by adding the number of DAUq on each day of that period and dividing that sum by the number of days in that period.

We define a weekly active unique (“WAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a trailing seven-day period. Average quarterly WAUq for a particular period is calculated by adding the number of WAUq on each day of that period and dividing that sum by the number of days in that period.

We define average revenue per unique (“ARPU”) as quarterly revenue in a given geography divided by the average DAUq in that geography. For the purposes of calculating ARPU, advertising revenue in a given geography is based on the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity, while other revenue in a given geography is based on the billing address of the customer.

Use of Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with U.S. GAAP, to evaluate our core operating performance. These non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow. We use these non-GAAP financial measures to facilitate reviews of our operational performance and as a basis for strategic planning. By excluding certain items that are non-recurring or not reflective of the performance of our normal course of business, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow investors to supplement their understanding of our financial trends and evaluate our ongoing and future performance in the same manner as management. However, there are a number of limitations related to the use of non-GAAP financial measures as they reflect the exercise of judgment by our management about which expenses are included or excluded in determining these non-GAAP measures. These non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Reddit encourages investors to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate Reddit’s business. We have not provided a reconciliation to the forward-looking GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding GAAP guidance measures is not available without unreasonable effort.

Adjusted EBITDA is defined as net income (loss) excluding interest (income) expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and related taxes, other (income) expense, net, and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Other (income) expense, net consists primarily of realized gains and losses on sales of marketable securities, foreign currency transaction gains and losses, and other income and expense that are not indicative of our core operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. We consider the exclusion of certain non-recurring or non-cash items in calculating Adjusted EBITDA and Adjusted EBITDA margin to provide a useful measure for investors and others to evaluate our operating results in the same manner as management.

Free Cash Flow represents net cash provided by (used in) operating activities less purchases of property and equipment. We believe that Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities.

Reddit, Inc. Key Operating Metrics by Geography (in millions, except percentages and ARPU) (unaudited)

	Three months ended December 31,			Year ended December 31,
	2024	2023	% Change	2024	2023	% Change
Revenue: Global	$427.7	$249.8	71%	$1,300.2	$804.0	62%
Revenue: U.S.	$347.7	$204.4	70%	$1,063.6	$651.4	63%
Revenue: International	$80.0	$45.4	76%	$236.6	$152.6	55%

	Three months ended December 31,
	2024	2023	% Change
DAUq: Global	101.7	73.1	39%
DAUq: U.S.	48.0	36.4	32%
DAUq: International	53.7	36.7	46%

Logged-in DAUq: Global	46.1	36.4	27%
Logged-in DAUq: U.S.	21.9	17.7	24%
Logged-in DAUq: International	24.2	18.7	29%

Logged-out DAUq: Global	55.6	36.7	51%
Logged-out DAUq: U.S.	26.1	18.7	40%
Logged-out DAUq: International	29.5	18.0	64%

WAUq: Global	379.4	267.5	42%
WAUq: U.S.	172.2	131.1	31%
WAUq: International	207.2	136.4	52%

ARPU: Global	$4.21	$3.42	23%
ARPU: U.S.	$7.04	$5.51	28%
ARPU: International	$1.67	$1.34	25%

Reddit, Inc. Consolidated Balance Sheets (in thousands) (unaudited)

	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$562,092	$401,176
Marketable securities	1,278,717	811,946
Accounts receivable, net	349,534	245,279
Prepaid expenses and other current assets	33,058	21,286
Total current assets	2,223,401	1,479,687
Property and equipment, net	12,652	14,946
Operating lease right-of-use assets, net	23,249	24,008
Intangible assets, net	25,424	32,147
Goodwill	42,174	26,299
Other noncurrent assets	9,695	19,380
Total assets	$2,336,595	$1,596,467

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$45,423	$46,514
Operating lease liabilities	6,137	3,707
Accrued expenses and other current liabilities	124,464	83,349
Total current liabilities	176,024	133,570
Operating lease liabilities, noncurrent	20,565	22,040
Other noncurrent liabilities	9,257	287
Total liabilities	205,846	155,897
Commitments and contingencies
Convertible preferred stock	—	1,853,492
Stockholders’ equity (deficit):
Preferred stock	—	—
Class A common stock	12	—
Class B common stock	5	6
Class C common stock	—	—
Additional paid-in capital	3,331,546	302,820
Accumulated other comprehensive income (loss)	24	814
Accumulated deficit	(1,200,838)	(716,562)
Total stockholders’ equity (deficit)	2,130,749	(412,922)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$2,336,595	$1,596,467

Reddit, Inc. Consolidated Statements of Operations (in thousands, except share and per share amounts) (unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Revenue	$427,707	$249,750	$1,300,205	$804,029
Costs and expenses:
Cost of revenue	31,845	28,917	123,595	111,011
Research and development	188,644	111,568	935,152	438,346
Sales and marketing	80,516	57,925	350,579	230,175
General and administrative	73,830	48,325	451,447	164,658
Total costs and expenses	374,835	246,735	1,860,773	944,190
Income (loss) from operations	52,872	3,015	(560,568)	(140,161)
Other income (expense), net	17,115	16,461	75,361	53,138
Income (loss) before income taxes	69,987	19,476	(485,207)	(87,023)
Income tax expense (benefit)	(1,049)	942	(931)	3,801
Net income (loss)	$71,036	$18,534	$(484,276)	$(90,824)
Net income (loss) per share attributable to Class A and Class B common stock
Basic	$0.40	$0.30	$(3.33)	$(1.54)
Diluted	$0.36	$—	$(3.33)	$(1.54)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	177,484,215	61,044,757	145,472,389	59,138,086
Diluted	199,057,762	61,044,757	145,472,389	59,138,086

Reddit, Inc. Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net income (loss)	$71,036	$18,534	$(484,276)	$(90,824)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,161	3,755	15,643	13,702
Non-cash operating lease cost	69	1,247	4,110	11,359
Amortization of premium (accretion of discount) on marketable securities, net	(11,516)	(8,547)	(43,400)	(27,442)
Stock-based compensation expense	85,114	15,623	801,646	47,598
Other adjustments	(148)	119	(4,187)	484
Changes in operating assets and liabilities:
Accounts receivable	(65,366)	(52,601)	(104,280)	(53,318)
Prepaid expenses and other assets	(7,719)	1,777	(19,485)	3,878
Operating lease right-of-use assets and liabilities	291	(508)	(2,397)	(5,758)
Accounts payable	(17,054)	10,077	(570)	12,470
Accrued expenses and other liabilities	31,129	(6,909)	59,264	12,737
Net cash provided by (used in) operating activities	$89,997	$(17,433)	$222,068	$(75,114)

Cash flows from investing activities
Purchases of property and equipment	(842)	(4,602)	(6,248)	(9,724)
Proceeds from sale of cryptocurrency	—	—	6,869	—
Purchases of marketable securities	(570,988)	(331,819)	(1,996,725)	(1,259,854)
Maturities of marketable securities	530,241	317,945	1,573,602	1,273,159
Proceeds from sale of marketable securities	—	—	—	37,538
Cash paid for acquisitions, net of cash acquired	—	—	(17,137)	—
Other investing activities	(1,508)	63	(1,048)	172
Net cash provided by (used in) investing activities	$(43,097)	$(18,413)	$(440,687)	$41,291

Cash flows from financing activities
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	—	—	600,022	—
Proceeds from exercise of employee stock options	26,039	5,843	88,972	8,428
Taxes paid related to net share settlement of restricted stock units	(26,467)	(91)	(294,573)	(4,320)
Payments of initial public offering costs	(275)	(545)	(8,775)	(1,441)
Payments of deferred consideration and holdbacks for acquisitions	—	(2,499)	(6,111)	(3,478)
Net cash provided by (used in) financing activities	$(703)	$2,708	$379,535	$(811)

Net increase (decrease) in cash, cash equivalents, and restricted cash	46,197	(33,138)	160,916	(34,634)
Cash, cash equivalents, and restricted cash at the beginning of the period	515,945	434,364	401,226	435,860
Cash, cash equivalents, and restricted cash at the end of the period	$562,142	$401,226	$562,142	$401,226

Cash and cash equivalents	562,092	401,176	562,092	401,176
Restricted cash	50	50	50	50
Total cash, cash equivalents, and restricted cash	$562,142	$401,226	$562,142	$401,226

Reddit, Inc. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages) (unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net income (loss)	$71,036	$18,534	$(484,276)	$(90,824)
Add (deduct):
Interest (income) expense, net	(20,578)	(15,316)	(78,121)	(53,281)
Income tax expense (benefit)	(1,049)	942	(931)	3,801
Depreciation and amortization	4,161	3,755	15,643	13,702
Stock-based compensation expense and related taxes	97,297	16,380	842,932	49,086
Restructuring costs(1)	—	—	—	8,098
Other (income) expense, net	3,463	(1,145)	2,760	143
Adjusted EBITDA	$154,330	$23,150	$298,007	$(69,275)
Net margin	16.6%	7.4%	(37.2)%	(11.3)%
Adjusted EBITDA margin	36.1%	9.3%	22.9%	(8.6)%
(1)During the year ended December 31, 2023, we incurred restructuring costs of $8.1 million, primarily composed of severance and benefits expense. These charges are non-recurring and are not reflective of underlying trends in our business.

Reddit, Inc. Reconciliation of Free Cash Flow (in thousands) (unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$89,997	$(17,433)	$222,068	$(75,114)
Less:
Purchases of property and equipment	(842)	(4,602)	(6,248)	(9,724)
Free Cash Flow	$89,155	$(22,035)	$215,820	$(84,838)